EXHIBIT 13.1

The certification set forth below is being submitted in connection with the amendment to the annual report on Form 20-F/A for the year-ended 31 December 2005 (the “Amendment”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Sir Frederick Anderson Goodwin, the Group Chief Executive, and Guy Robert Whittaker, the Group Finance Director, of The Royal Bank of Scotland Group plc, each certify that, to the best of his knowledge:

1.      the Amendment fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      the information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of The Royal Bank of Scotland Group plc.

27 September 2006

/s/ Sir Fred Goodwin

Group Chief Executive

/s/ Guy Robert Whittaker

Group Finance Director